UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2012

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 250-6400
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
As part of the Company's previously announced Project 30 cost reduction program, management of CoreLogic, Inc. (the “Company”) implemented a plan to consolidate leased facility space in Westlake, Texas during the fourth quarter of 2011. In this regard, the Company exited and ceased use of two buildings on December 30, 2011.
On January 10, 2012, the Company's management determined that the consolidation of the facilities in Westlake would result in a pre-tax charge, which management currently estimates will be between approximately $12 million and $16 million for the year ended December 31, 2011. The charge is primarily comprised of the estimated fair value of the existing operating lease obligations for the vacated buildings, net of assumed sub-lease amounts or credits assumed to be received through the remainder of the lease terms, the last of which ends in 2017. The actual amounts of the facility-related charges are dependent upon the timing and terms we are able to negotiate on the sub-lease of these facilities. For purposes of our analysis, we have used our best estimate of the likely timing and terms of such sub-leases. These estimates are subject to change if the events and circumstances regarding our ability to sublease the facilities change. Further details of these actions will be provided in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities law, including statements about our Westlake space consolidation, costs we expect to incur in connection with these actions and estimated charges.  You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control. Such risks and uncertainties include, but are not limited to, accounting interpretations and analysis regarding the expected charges, our ability to sublease these vacated facilities, and other factors listed in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2010, as updated by our Quarterly Reports on Form 10-Q.  The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	January 13, 2012	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary